AXIM® BIOTECHNOLOGIES APPOINTS NEW CHIEF EXECUTIVE OFFICER

NEW YORK – January 8, 2019 – AXIM® Biotechnologies, Inc. (“AXIM® Biotech” or “AXIM”) (OTCQB: AXIM), a world leader in cannabinoid research and development, today announced the appointment of John W. Huemoeller II as the company’s new Chief Executive Officer (“CEO”).

John W. Huemoeller II has served on the Board of Directors of AXIM® Biotech as Chairman of the Audit Committee since July 2017 and brings over three decades of executive leadership and investment experience to AXIM’s executive team.

“I am honored to take on this role within such an industry-leading organization and plan to propel the company forward in its mission of bringing novel cannabinoid-based therapeutics to worldwide healthcare markets,” said AXIM® Biotech incoming CEO, John W. Huemoeller II.  “We thank Dr. George Anastassov for his years of service and dedication to advancing our mission and are proud to keep him on as our Founder and Chairman of the Board. I look forward to bringing my extensive background in finance and management to AXIM and implementing a strategic fiscal strategy for our clinical development program.”

“We intend to refocus our efforts on clinical development programs that result in higher efficacy and lower side effects, compared to existing alternatives, while requiring small-to-medium budgets to complete with shorter timelines. We believe focusing our efforts on select programs will allow AXIM to enter markets faster while building shareholder value through strategic fiscal expenditures,” continued John W. Huemoeller II.

Mr. Huemoeller was selected as CEO as he brings a unique capital markets perspective to the company and plans to continue expanding upon AXIM’s success through his specialized skill in leading publicly traded companies. In his role, he will make it a priority to push AXIM’s clinical trial process forward.

Previously, Mr. Huemoeller served as the Chief Executive Officer and Chief Financial Officer of Propell Technologies Group Inc. (OCTBB: PROP), an oilfield technology Company, for almost three years wherein he oversaw the investment of over $18,000,000 into the Company. Mr. Huemoeller also currently serves on the Board of Directors of Pledge Petroleum Corporation.

To learn more about About AXIM® Biotechnologies, Inc., visit http://aximbiotech.com/.

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About AXIM® Biotechnologies

AXIM® Biotechnologies, Inc. (AXIM) is a world leader in the research and development of cannabinoid-based pharmaceutical products. Along with building a robust intellectual property portfolio, AXIM is focused on clinical development programs that bring more efficacy and/or lower side effects than existing alternatives and require small to medium budgets and timelines to bring to market which presents a high added-value to the pharmaceutical field.

AXIM's flagship products include MedChew® with Dronabinol, which is planned to undergo a bioequivalence study to fast track through FDA as an alternative to approved Marinol; CanChew® RL, which is planned to undergo clinical trials for treatment of restless leg syndrome; and MedChew Rx®, a combination cannabidiol (CBD)/tetrahydrocannabinol (THC) functional, controlled-release chewing gum that is planned to undergo clinical trials for the treatment of pain and spasticity associated with Multiple Sclerosis (MS). For more information, please visit www.AXIMBiotech.com.

FORWARD-LOOKING DISCLAIMER

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of AXIM Biotechnologies, Inc. to be materially different from the statements made herein.

LEGAL DISCLOSURE

AXIM® Biotechnologies does not sell or distribute any products that are in violation of the United States Controlled Substances Act (US.CSA).

Public Relations Contact:

Andrew Hard

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CMW Media

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